Exhibit 99.1 News Release

Contacts:

Jerri Fuller Dickseski (Media)
jerri.dickseski@hii-co.com
757-380-2341

Dwayne Blake (Investors)
dwayne.blake@hii-co.com
757-380-2104
Huntington Ingalls Industries Reports Third Quarter Results

•	Revenues were $1.72 billion for the third quarter of 2014

•	Segment operating margin for the quarter was 8.8 percent

•	Total operating margin was 10.0 percent, a 220 bps improvement over Q3 2013

•	Diluted earnings per share was $1.96 for the quarter

•	Cash and cash equivalents at the end of the quarter were $769 million

NEWPORT NEWS, Va. (Nov. 6, 2014) - Huntington Ingalls Industries (NYSE:HII) reported third quarter 2014 revenues of $1.72 billion, up 4.9 percent compared to the same period last year. Third quarter diluted earnings per share was $1.96, compared to diluted earnings per share of $1.36 in the same period of 2013. Adjusted diluted earnings per share for the quarter was $1.67, compared to $1.17 in the same period of 2013.
Segment operating income for the third quarter was $151 million, compared to $142 million in the same period last year. Total operating income for the quarter was $171 million, compared to $127 million in the same period last year. The increase in operating income was primarily attributable to performance improvement and risk retirement at Ingalls Shipbuilding on the LPD-17 San Antonio-class and a favorable FAS/CAS Adjustment, partially offset by the net favorable impact in the prior year of hurricane insurance recoveries and the closure of the Gulfport Composite Center of Excellence.
New contract awards for the quarter were approximately $0.4 billion, bringing total backlog at the end of Q3 2014 to $22.8 billion, of which $13.1 billion, or 57.5 percent, was funded.
"Our healthy backlog continues to support our businesses as we progress toward our goal of achieving 9-plus percent operating margin in 2015 " said Mike Petters, HII's president and chief executive officer. "Despite the challenging budgetary environment, we remain focused on continued program execution, risk retirement and cash generation."

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Third Quarter 2014 Highlights

	Three Months Ended
	September 30
($ in millions, except per share amounts)	2014	2013	$ Change	% Change
Revenues	$1,717	$1,637	$80	4.9%
Segment operating income[1]	151	142	9	6.3%
Segment operating margin %[1]	8.8%	8.7%		12 bps
Total operating income	171	127	44	34.6%
Operating margin %	10.0%	7.8%		220 bps
Net earnings	96	69	27	39.1%
Diluted earnings per share	$1.96	$1.36	$0.60	44.1%
Weighted-average diluted shares outstanding	49.0	50.6

Adjusted Figures
Revenues[2]	$1,717	$1,665	$52	3.1%
Segment operating income[1,2]	$151	$113	38	33.6%
Segment operating margin %[1,2]	8.8%	6.8%		201 bps
Total operating income[2]	$171	$98	73	74.5%
Operating margin %[2]	10.0%	5.9%		407 bps
Net earnings[2,3]	82	59	23	39.0%
Diluted earnings per share[2,3]	1.67	$1.17	$0.50	42.7%
Weighted-average diluted shares outstanding	49.0	50.6

[1]	Non-GAAP metrics that exclude non-segment factors affecting operating income. See Exhibit B for reconciliation.
[2]	Non-GAAP metrics that exclude the impact of hurricane insurance recoveries and the Gulfport closure in 2013. See Exhibit B for reconciliation.
[3]	Non-GAAP metrics that exclude the after-tax FAS/CAS Adjustment. See Exhibit B for reconciliation.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Operating Segment Results

Ingalls Shipbuilding

	Three Months Ended
	September 30
(In millions)	2014	2013	As Adjusted[1] 2013	$ Change[2]	% Change[2]
Revenues	$559	$565	$593	$(34)	(5.7)%
Operating income (loss)	55	46	17	38	223.5%
Operating margin %	9.8%	8.1%	2.9%		697 bps
[1]	Non-GAAP metrics that exclude the impact of hurricane insurance recoveries and the Gulfport closure. See Exhibit B for reconciliation.
2	Comparison of 2014 to "As Adjusted 2013" figures. On an unadjusted basis, operating income increased by $9 million.

Ingalls revenues for the third quarter decreased $6 million, or 1.1 percent, from the same period in 2013, due to lower sales in amphibious assault ships, partially offset by higher sales in the National Security Cutter (NSC) program and surface combatants and the $28 million net unfavorable impact in the prior year for hurricane insurance recoveries and the Gulfport closure. Adjusting for the hurricane insurance recoveries and the Gulfport closure in 2013, Ingalls revenues of $559 million decreased $34 million or 5.7 percent from the same period last year. The decrease in amphibious assault ships revenues was due to lower volumes on LHA-6 USS America and LPD-25 USS Somerset, partially offset by higher volumes on LPD-26 John P. Murtha and LHA-7 Tripoli. Increased revenues on the NSC program were driven by higher volumes on NSC-5 James, NSC-6 Munro, NSC-4 Hamilton and NSC-7 Kimball. Surface combatants revenues increased due to higher volumes on DDG-117 Paul Ignatius and DDG-119 (unnamed), partially offset by lower volumes on the DDG-1000 Zumwalt-class program.
Ingalls operating income for the quarter was $55 million, an increase of $9 million over the same period in 2013. Operating margin was 9.8 percent for the quarter, compared to 8.1 percent in Q3 2013. These increases were primarily due to performance improvement and risk retirement on the LPD program, partially offset by the net favorable impact in the prior year of hurricane insurance recoveries and the Gulfport closure. Adjusting for the $46 million favorable hurricane insurance recoveries and the $17 million unfavorable Gulfport closure impact in Q3 2013, operating income increased $38 million and operating margin increased 697 basis points over same period last year.
Key Ingalls highlights for the quarter:

•	Started fabrication on DDG-117 Paul Ignatius

•	Delivered composite deckhouse for DDG-1001 Michael Monsoor to the U.S. Navy

•	Delivered NSC-4 Hamilton to the U.S. Coast Guard

•	Authenticated the keel for DDG-114 Ralph Johnson

•	Received a $23.5 million design contract for early industry involvement to reduce the construction cost of the amphibious assault ship LHA-8

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Newport News Shipbuilding

	Three Months Ended
	September 30
($ in millions)	2014	2013	$ Change	% Change
Revenues	$1,097	$1,073	$24	2.2%
Operating income (loss)	101	96	5	5.2%
Operating margin %	9.2%	8.9%		26 bps

Newport News revenues for the third quarter increased $24 million, or 2.2 percent, from the same period in 2013, primarily driven by the acquisition of The S.M. Stoller Corp., which was completed in January 2014, and higher revenues in submarines and energy, offset by lower revenues in aircraft carriers. Higher submarines revenues related to the SSN-774 Virginia-class submarine (VCS) program were due to increased volumes on Block IV advance procurement and Block III construction contracts. Higher energy revenues were primarily driven by increased commercial volumes. Lower aircraft carriers revenues were driven by decreased volumes on CVN-78 Gerald R. Ford, the CVN-71 USS Theodore Roosevelt refueling and complex overhaul ("RCOH") and the CVN-79 John F. Kennedy construction preparation contract, partially offset by increased volumes on the CVN-72 USS Abraham Lincoln RCOH.
Newport News operating income for the quarter was $101 million, a $5 million increase over the same period last year. Operating margin was 9.2 percent for the quarter, compared to 8.9 percent in Q3 2013. These increases were driven primarily by higher risk retirement on the VCS program, partially offset by lower risk retirement on CVN-78 Gerald R. Ford.
Key Newport News highlights for the quarter:

•	Christened and launched SSN-785 John Warner

•	Installed the final section of the CVN-72 USS Abraham Lincoln main mast

•	Awarded a 12-month $49.6 million contract to begin planning for work on the CVN-73 USS George Washington

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

The Company
Huntington Ingalls Industries designs, builds and manages the life-cycle of the most complex nuclear and conventionally-powered ships for the U.S. Navy and Coast Guard. For more than a century, HII’s Newport News and Ingalls shipbuilding divisions in Virginia and Mississippi have built more ships in more ship classes than any other U.S. naval shipbuilder. HII also provides engineering and project management services expertise to the commercial energy industry, the Department of Energy and other government customers. Headquartered in Newport News, Virginia, HII employs more than 39,000 people operating both domestically and internationally. For more information, please visit: www.huntingtoningalls.com.

Huntington Ingalls Industries will webcast its earnings conference call at 9 a.m. ET on November 6, 2014. A live audio broadcast of the conference call and supplemental presentation will be available on the investor relations page of the company's website: www.huntingtoningalls.com.

Statements in this release, other than statements of historical fact, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those expressed in these statements. Factors that may cause such differences include: changes in government and customer priorities and requirements (including government budgetary constraints, shifts in defense spending, and changes in customer short-range and long-range plans); our ability to obtain new contracts, estimate our future contract costs and perform our contracts effectively; changes in government regulations and procurement processes and our ability to comply with such requirements; our ability to realize the expected benefits from consolidation of our Ingalls facilities; natural disasters; adverse economic conditions in the United States and globally; risks related to our indebtedness and leverage; and other risk factors discussed in our filings with the U.S. Securities and Exchange Commission. There may be other risks and uncertainties that we are unable to predict at this time or that we currently do not expect to have a material adverse effect on our business, and we undertake no obligations to update any forward-looking statements. You should not place undue reliance on any forward-looking statements that we may make.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit A: Financial Statements

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three Months Ended September 30		Nine Months Ended September 30
(in millions, except per share amounts)	2014	2013	2014	2013
Sales and service revenues
Product sales	$1,385	$1,394	$4,150	$4,138
Service revenues	332	243	880	744
Total sales and service revenues	1,717	1,637	5,030	4,882
Cost of sales and service revenues
Cost of product sales	1,086	1,123	3,277	3,366
Cost of service revenues	278	210	743	650
Income (loss) from operating investments, net	7	9	10	13
General and administrative expenses	189	186	509	541
Operating income (loss)	171	127	511	338
Other income (expense)
Interest expense	(27)	(28)	(83)	(87)
Earnings (loss) before income taxes	144	99	428	251
Federal income taxes	48	30	142	81
Net earnings (loss)	$96	$69	$286	$170

Basic earnings (loss) per share	$1.97	$1.38	$5.85	$3.41
Weighted-average common shares outstanding	48.7	49.9	48.9	49.9

Diluted earnings (loss) per share	$1.96	$1.36	$5.80	$3.37
Weighted-average diluted shares outstanding	49.0	50.6	49.3	50.5

Dividends declared per share	$0.20	$0.10	$0.60	$0.30

Net earnings (loss) from above	$96	$69	$286	$170
Other comprehensive income (loss)
Change in unamortized benefit plan costs	8	31	24	246
Other	(2)	2	—	3
Tax benefit (expense) for items of other comprehensive income	(3)	(15)	(9)	(101)
Other comprehensive income (loss), net of tax	3	18	15	148
Comprehensive income (loss)	$99	$87	$301	$318

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (UNAUDITED)

($ in millions)	September 30 2014	December 31 2013
Assets
Current Assets
Cash and cash equivalents	$769	$1,043
Accounts receivable, net	1,144	1,123
Inventoried costs, net	272	311
Deferred income taxes	167	170
Prepaid expenses and other current assets	28	29
Total current assets	2,380	2,676
Property, plant, and equipment, net of accumulated depreciation of $1,525 million as of 2014 and $1,404 million as of 2013	1,852	1,897
Goodwill	1,086	881
Other purchased intangibles, net	551	528
Pension plan assets	129	124
Miscellaneous other assets	127	119
Total assets	$6,125	$6,225
Liabilities and Stockholders' Equity
Current Liabilities
Trade accounts payable	$268	$337
Accrued employees’ compensation	226	230
Current portion of long-term debt	93	79
Current portion of postretirement plan liabilities	139	139
Current portion of workers’ compensation liabilities	233	230
Advance payments and billings in excess of revenues	53	115
Other current liabilities	222	262
Total current liabilities	1,234	1,392
Long-term debt	1,650	1,700
Pension plan liabilities	452	529
Other postretirement plan liabilities	486	477
Workers’ compensation liabilities	424	419
Deferred tax liabilities	118	83
Other long-term liabilities	99	104
Total liabilities	4,463	4,704
Commitments and Contingencies	—	—
Stockholders’ Equity
Common stock, $0.01 par value; 150 million shares authorized; 51.4 million issued and 48.5 million outstanding as of September 30, 2014, and 50.5 million issued and 48.7 million outstanding as of December 31, 2013	1	1
Additional paid-in capital	1,907	1,925
Retained earnings (deficit)	492	236
Treasury stock	(232)	(120)
Accumulated other comprehensive income (loss)	(506)	(521)
Total stockholders’ equity	1,662	1,521
Total liabilities and stockholders’ equity	$6,125	$6,225

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

HUNTINGTON INGALLS INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine Months Ended September 30
($ in millions)	2014	2013
Operating Activities
Net earnings (loss)	$286	$170
Adjustments to reconcile to net cash provided by (used in) operating activities
Depreciation	136	135
Amortization of purchased intangibles	20	16
Amortization of debt issuance costs	8	6
Stock-based compensation	22	28
Excess tax benefit related to stock-based compensation	(15)	(5)
Deferred income taxes	11	(19)
Change in
Accounts receivable	34	(150)
Inventoried costs	41	(102)
Prepaid expenses and other assets	4	(16)
Accounts payable and accruals	(186)	12
Retiree benefits	(48)	(134)
Other non-cash transactions, net	1	3
Net cash provided by (used in) operating activities	314	(56)
Investing Activities
Additions to property, plant, and equipment	(91)	(85)
Acquisitions of businesses, net of cash received	(272)	—
Proceeds from insurance settlement	—	58
Net cash provided by (used in) investing activities	(363)	(27)
Financing Activities
Repayment of long-term debt	(36)	(22)
Dividends paid	(30)	(15)
Repurchases of common stock	(112)	(53)
Employee taxes on certain share-based payment arrangements	(64)	—
Proceeds from stock option exercises	2	6
Excess tax benefit related to stock-based compensation	15	5
Net cash provided by (used in) financing activities	(225)	(79)
Change in cash and cash equivalents	(274)	(162)
Cash and cash equivalents, beginning of period	1,043	1,057
Cash and cash equivalents, end of period	$769	$895
Supplemental Cash Flow Disclosure
Cash paid for income taxes	$132	$54
Cash paid for interest	$96	$101
Non-Cash Investing and Financing Activities
Capital expenditures accrued in accounts payable	$4	$2

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Exhibit B: Reconciliations

We make reference to “segment operating income,” “segment operating margin,” “adjusted sales and service revenues,” “adjusted segment operating income,” “adjusted segment operating margin,” “adjusted total operating income,” adjusted operating margin,” “adjusted net earnings,” “adjusted diluted earnings per share,” and “free cash flow.”

Segment operating income is defined as total operating income before the FAS/CAS Adjustment and deferred state income taxes.

Segment operating margin is defined as segment operating income as a percentage of total sales and service revenues.

Adjusted sales and service revenues is defined as total sales and service revenues adjusted for the impacts of the hurricane insurance recoveries and the Gulfport closure in 2013.

Adjusted segment operating income is defined as segment operating income adjusted for the impacts of the hurricane insurance recoveries and the Gulfport closure in 2013.

Adjusted segment operating margin is defined as adjusted segment operating income as a percentage of adjusted sales and service revenues.

Adjusted total operating income is defined as total operating income adjusted for the impacts of the hurricane insurance recoveries and the Gulfport closure in 2013.

Adjusted operating margin is defined as adjusted total operating income as a percentage of adjusted sales and service revenues.

Adjusted net earnings is defined as net earnings adjusted for the 2013 tax effected impacts of the hurricane insurance recoveries and the Gulfport closure.

Adjusted diluted earnings per share is defined as adjusted net earnings divided by the weighted-average diluted shares outstanding.

Free cash flow is defined as net cash provided by (used in) operating activities less capital expenditures.

Segment operating income and segment operating margin are two of the key metrics we use to evaluate operating performance because they exclude items that do not affect segment performance. We believe adjusted sales and service revenues, adjusted operating income, adjusted operating margin, adjusted net earnings and adjusted diluted earnings per share are also useful metrics because they exclude non-operating items that we do not consider indicative of our core operating performance. We use free cash flow as a key operating metric in assessing the performance of our business and we believe investors consider free cash flow to be a useful measure of our performance because it indicates the total cash available for redeployment. Therefore, we believe it is appropriate to disclose these measures to help investors analyze our operating performance. However, these metrics are not measures of financial performance under GAAP and may not be defined and calculated by other companies in the same manner.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Segment Operating Income and Segment Operating Margin

	Three Months Ended
	September 30
($ in millions)	2014	2013
Sales and Service Revenues
Ingalls	$559	$565
Newport News	1,097	1,073
Other	61	—
Intersegment eliminations	—	(1)
Total Sales and Service Revenues	1,717	1,637
Segment Operating Income
Ingalls	55	46
As a percentage of revenues	9.8%	8.1%
Newport News	101	96
As a percentage of revenues	9.2%	8.9%
Other	(5)	—
As a percentage of revenues	(8.2)%	—%
Total Segment Operating Income	151	142
As a percentage of revenues	8.8%	8.7%
Non-segment factors affecting operating income
FAS/CAS Adjustment	21	(13)
Deferred state income taxes	(1)	(2)
Total Operating Income	171	127
Interest expense	(27)	(28)
Federal income taxes	(48)	(30)
Net Earnings	$96	$69

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Sales and Service Revenues, Adjusted Segment Operating Income, Adjusted Segment Operating Margin, Adjusted Total Operating Income and Adjusted Operating Margin

	Three Months Ended
	September 30
$ in millions	2014	2013
Adjusted Sales and Service Revenues
Ingalls	$559	$565
Adjustment for hurricane insurance recoveries	—	37
Adjustment for Gulfport closure	—	(9)
Adjusted Ingalls	559	593
Newport News	1,097	1,073
Other	61	—
Intersegment eliminations	—	(1)
Adjusted Sales and Service Revenues	$1,717	$1,665

Adjusted Operating Income
Operating Income	$171	$127
As a percentage of sales	10.0%	7.8%
Non-segment factors affecting adjusted operating income
FAS/CAS Adjustment	(21)	13
Deferred state income taxes	1	2
Total Segment Operating Income	$151	$142
As a percentage of sales	8.8%	8.7%

Ingalls	$55	$46
Adjustment for hurricane insurance recoveries	—	(46)
Adjustment for Gulfport closure	—	17
Adjusted Ingalls	55	17
As a percentage of sales	9.8%	2.9%
Newport News	101	96
As a percentage of sales	9.2%	8.9%
Other	(5)	—
As a percentage of sales	(8.2)%	—%
Total Adjusted Segment Operating Income	$151	$113
As a percentage of sales	8.8%	6.8%

Total Adjusted Operating Income
Operating Income	$171	$127
As a percentage of sales	10.0%	7.8%
Adjustment for hurricane insurance recoveries	—	(46)
Adjustment for Gulfport closure	—	17
Total Adjusted Operating Income	$171	$98
As a percentage of sales	10.0%	5.9%

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com

Reconciliation of Adjusted Net Earnings and Adjusted Diluted Earnings per Share

	Three Months Ended
	September 30
$ in millions	2014	2013
Adjusted Net Earnings
Net Earnings	$96	$69
Adjustment for hurricane insurance recoveries[1]	—	(30)
Adjustment for Gulfport closure[1]	—	11
Adjustment for FAS/CAS Adjustment[1]	(14)	9
Adjusted Net Earnings	82	59

Per Share Amounts
Weighted-Average Diluted Shares Outstanding	49.0	50.6

Adjusted Diluted EPS
Diluted earnings per share	$1.96	$1.36
After-tax hurricane insurance recoveries per share	—	(0.59)
After-tax Gulfport closure per share	—	0.22
After-tax FAS/CAS Adjustment per share	(0.29)	0.18
Adjusted Diluted EPS	$1.67	$1.17

[1] Tax effected at 35% federal statutory tax rate.

Huntington Ingalls Industries
4101 Washington Ave. • Newport News, VA 23607
www.huntingtoningalls.com